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                                                                      Exhibit 12
                        TELEPHONE AND DATA SYSTEMS, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                             (Dollars In Thousands)
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                                                                              12 Months Ended
                                                                                  12/31/00
                                                                            ---------------------
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EARNINGS:
      Income from Continuing Operations before income taxes                             $346,433
        Add (Deduct):
          Earnings on Equity Method                                                      (28,465)
          Distributions from Minority Subsidiaries                                        34,834
          Amortization of Non-Telephone Capitalized Interest                                   1
                                                                            ---------------------
                                                                                         352,803
        Add fixed charges:
          Consolidated interest expense                                                  125,369
          Interest Portion (1/3) of Consolidated Rent Expense                             17,790
                                                                            ---------------------
                                                                                        $495,962

FIXED CHARGES:
          Consolidated interest expense/TOPRS                                           $125,369
          Interest Portion (1/3) of Consolidated Rent Expense                             17,790
                                                                            ---------------------
                                                                                        $143,159

RATIO OF EARNINGS TO FIXED CHARGES                                                          3.46
                                                                            =====================

          Tax-Effected Redeemable Preferred Dividends                                        $72
          Fixed Charges                                                                  143,159
                                                                            ---------------------
              Fixed Charges and Redeemable Preferred Dividends                          $143,231

RATIO OF EARNINGS TO FIXED CHARGES
       AND REDEEMABLE PREFERRED DIVIDENDS                                                   3.46
                                                                            =====================

          Tax-Effected Preferred Dividends                                                  $886
          Fixed Charges                                                                  143,159
                                                                            ---------------------
              Fixed Charges and Preferred Dividends                                     $144,045

RATIO OF EARNINGS TO FIXED CHARGES AND
         PREFERRED DIVIDENDS                                                                3.44
                                                                            =====================

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